                                                                   Exhibit 10.27

                                                      GALILEO CONTRACT NO. 34209
                                                                           -----

                           GALILEO(R) SERVICES DISPLAY
                           AND RESERVATIONS AGREEMENT
                           --------------------------

     This Agreement made and entered into as of this 24th day of November, 1998, between GALILEO INTERNATIONAL, L.L.C., a Delaware limited liability company, whose principal place of business is located at 9700 West Higgins Road, Rosemont, Illinois 60018 ("GT") and ORBIT NETWORK, INC., a Delaware corporation whose principal place of business is located at 10 Commercial Boulevard, Novato, California 94949 ("Vendor").

                                  WITNESSETH:
                                  -----------

WHEREAS, GI owns and markets its computerized reservations and ticketing and other services ("Galileo Services"); and

WHEREAS, Vendor owns and operates a computer system ("Orbit System") and has developed a computerized database ("TravelFile"); and

WHEREAS, GI has developed a Galileo Services communications capability (the "Direct Link") which will enable Galileo Subscribers to query TravelFile and possibly, the travel related products and services of third party vendors (respectively "Third Party Products" and "Third Party Vendors"); and

WHEREAS, Vendor desires to participate in Galileo Services for purposes of facilitating the display of TravelFile and Third Party Products, and, at GI's sole option, provide booking capabilities for Third Party Products, through Galileo Services via the Direct Link;

NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter set forth, GI and Vendor hereby agree as follows:

1.   DEFINITIONS
     -----------

     For the purpose of this Agreement and its attachment, the following words and terms shall have the following meanings:

     A. "Ancillary Services" means limited access to Galileo Services by Vendor solely for the purpose of facilitating the display of TravelFile or Third Party Products.

     B. "TravelFile" means Vendor's computerized database, which resides on the Orbit System, which contains listings and information about TravelFile Advertisers' (as defined in Section 1.I below) products and services.

     D. "Direct Link" means a Galileo Services communications capability which, when a request for information or a transaction is being made for a TravelFile Advertisers' products or services through TravelFile, or for Third Party Products, by a GS through Galileo Services, simultaneously transmits the transaction data or request to the Orbit System.

     E. "Galileo Services" or "Galileo" means GI's computerized reservations and ticketing service and other services. For purposes of this Agreement, Galileo Services may include services of Galileo(R), Appolo(R) and any other computerized reservation system or authorized agent thereof with whom GI has an agreement to distribute such services or similar service ("Related CRS"). Said parties shall not be considered third parties under this Agreement.

     F. "Galileo Subscriber" or "GS" means any authorized user of Galileo Services or any portion thereof.

Galileo and Apollo are registered trademarks of Galileo International in the United States and/or other countries.

     G. "Third Party Vendor" means a third party, other than a TravelFile Advertiser, who has been approved by GI and is included in Attachment A, who has contracted with Vendor to provide access to its travel-related products and services through the Direct Link to Galileo Subscribers.

     H. "Third Party Products" means information and the travel related products and services of the Third Party Vendors as set forth in Attachment A hereto.

     I. "TravelFile Advertiser" means a third party entity who has contracted with Vendor to list its travel related products or services through TravelFile, where such products or services directly benefit the consumer and are generally considered destination related. For the purposes of this Agreement, a vendor whose services are listed in TravelFile does not have to be under contract with the Vendor to be included in a TravelFile vendor listing.

2.   RESPONSIBILITIES OF VENDOR
     --------------------------

     A. Vendor, at its own cost, shall coordinate TravelFile Services with Galileo Services to provide as advantageous and uniform reservations services to all GSs as it provides through other computerized reservations systems.

     B. Vendor shall be responsible for ensuring that the contents of TravelFile Services provided by it under this Agreement are current and accurate.

     C. Vendor is responsible for continually maintaining TravelFile, including, but not limited to, the appropriate maintenance of rates, charges, procedures, availability, and marketing information, pursuant to the following guidelines:

          (i)   All data is to be logically indexed by Vendor;
          (ii) All data is to be stored by Vendor in a "user friendly" format requiring a minimum of input by GS to retrieve;
          (iii) All data must be displayed in a literate, easily discernible manner; and
          (iv) Data must be maintained by Vendor in a timely manner and all obsolete data must be deleted.

     D. Vendor's use of the Direct Link shall be limited to the provision of TravelFile to GSs through Galileo Services, or the provision of Third Party Products approved by GI and included in Attachment A to this Agreement. This does not include the acceptance of bookings, unless terms related to the acceptance of bookings are specifically outlined in Attachment A hereto. The data provided by Vendor through TravelFile shall be of a quality and content at least equal to that provided by Vendor through other computerized reservations systems.

     E. Vendor shall be responsible for all of its costs associated with the advertising, promotion and marketing of the availability of TravelFile to others, including GSs. Vendor may use the GI service marks "Galileo" and "Apollo" in promotional materials, provided that GI's written approval for each such use is first obtained and Vendor complies with any and all conditions GI may impose to protect the use of GI's service marks. Vendor must state in all such materials that "Galileo and Apollo are registered trademarks or service marks of Galileo International".

     F. Vendor is solely responsible for processing and responding to questions and correspondence from GSs, consumers and others regarding TravelFile or Third Party Products provided pursuant to this Agreement.

     G. Vendor shall make available to GI the same improvements, enhancements or additions to TravelFile offered by Vendor to other end users of other computerized reservations systems.

     H. If Vendor participates in two or more computerized reservations systems by offering TravelFile, then Vendor agrees not to recommend to others any other systems over Galileo Services and it shall not disparage Galileo Services in any way.

     I. Vendor shall pay one hundred percent (100%) of the costs associated with the provision of telecommunications circuit(s) for the Direct Link between Galileo and the Orbit System and Vendor shall pay GI for such charges within thirty (30) days after the date of each monthly invoice. In addition to monthly line charges, these communications costs include all charges for installation, deinstallation, circuit moves, circuit upgrades, and protocol changes. In the event Vendor requires GI hardware (terminals, printers, etc.), such hardware shall be contracted for under a separate Ancillary Services Agreement.

     J. Upon execution of this Agreement, Vendor shall establish, and Vendor shall enforce consistently and non-discriminatorily during the term of this Agreement, objective and verifiable standards of quality and performance of all of Vendor's travel information suppliers whose products and services are reflected in TravelFile.

     K. Vendor shall be responsible for all Third Party Product and TravelFile Advertiser data and shall be subject to the same responsibilities as defined in this Agreement as if the data were its own.

     L. Following execution of this Agreement Vendor reserves the right to contract with additional third party vendors and, if approved by GI, the Agreement shall be amended to add such approved third party vendor to Attachment A. Vendor agrees to terminate the display of any transmission of Third Party Vendor data immediately unless such Third Party Vendor is indicated on the Attachment A to this Agreement, or an agreement has been reached between Vendor and GI to offer said service and this Agreement is amended to indicate same.

     M. Vendor shall provide GI with thirty (30) days prior written notice in the event of termination of any Third Party Vendor listed on Attachment A.

3.   RESPONSIBILITIES OF GI
     ----------------------

     A. During the term of and in accordance with this Agreement, GI shall provide GSs with access to TravelFile and Third Party Products through Galileo Services via the Direct Link.

     B. GI shall communicate procedures to GSs which allow them to access TravelFile through Galileo Services.

     C. GI shall inform GSs of TravelFile and Third Party Products, as made available under this Agreement; however, GI shall have no liability of any kind whatsoever to any party as a result of or in any way associated with the contents or accuracy of TravelFile or Third Party Products provided by Vendor through Galileo Services.

     D. GI reserves the right to request that Vendor discontinue display of information in TravelFile or Third Party Products which, in GI's reasonable judgment, fail to conform to acceptable standards of practice and service or to the terms of this Agreement; provided, however, GI shall give Vendor thirty (30) days prior written notice in order that Vendor may remedy such defects in said standards. Notwithstanding the provisions of the previous sentence, GI reserves the right, upon notifying Vendor, to request Vendor to immediately delete any subject matter which it reasonably considers to be inappropriate, misleading or defamatory.

     E. Except for those duties set forth herein, GI assumes no responsibility for any other duties in connection with Vendor's services or any TravelFile Advertiser or Third Party Products, including without limitation, providing written confirmations of reservations, confirmation number call-backs, answering complaints or any other form of customer follow-up or contact.

     F. GI may advertise, promote and market the availability of TravelFile or Third Party Products provided to others pursuant to this Agreement, including GSs. GI may use Vendor's tradename "TravelFile" in such advertising, promotional and marketing efforts provided that Vendor's written approval for each such use is first obtained and GI complies with any and all conditions Vendor may impose to protect the use of Vendor's tradename. GI must state in all such materials that "TravelFile is a registered trademark of Orbit Network".

4.   FEES AND PAYMENTS
     -----------------

     A. Vendor agrees to pay for services covered by this Agreement as set forth on Attachment A hereto.

     B. Vendor shall reimburse GI for one hundred percent (100%) of the installation charges and recurring monthly cost of the telecommunications services referred to in Article 2.I and any fees associated with de-installation and circuit moves.

     C. GI shall invoice Vendor for all fees and charges hereunder. The determination of Vendor's total invoiced fees and charges shall be based solely on Galileo's records. All payments required under this Agreement are due within thirty (30) days after receipt of invoice; failure to pay invoices in timely fashion shall subject Vendor to a late payment charge of one and one-half percent (1 1/2%) of the delinquent balance per month compounded or the maximum rate permitted by law, whichever is less. Notwithstanding, if Vendor disputes any invoiced fees or charges, Vendor shall pay the entire invoice within the timeframe set forth herein and shall identify such dispute in writing within sixty (60) days from the date of invoice. GI shall investigate such dispute, and if GI determines that such dispute is valid, GI shall credit Vendor in the amount of the dispute found to be valid.

     D. GI reserves the right to increase or decrease the charge for any service provided pursuant to this Agreement under thirty (30) days prior written notice to Vendor. Among other things, this includes the right to introduce charges for existing or new services provided pursuant to this Agreement and the right to change the method by which charges are calculated or assessed.

5.   TERM
     ----

     This Agreement shall commence on August 1, 1998 (the "Commencement Date") and, subject to the provisions of this Article, shall continue in full force and effect for fifteen (15) months from the Commencement Date. Prior to the end of such fifteen month term, the parties shall re-evaluate the relationship between the parties to determine the feasibility of extending this Agreement or negotiate a new agreement.

6.   PROMOTION, ADVERTISING AND PUBLICITY
     ------------------------------------

     GI and Vendor, from time to time, may promote and advertise the services provided for under this Agreement in accordance with programs developed in cooperation with each other. Promotions under this Agreement relating to Vendor and its services, which include, but are not limited to, the use of Vendor's trademarks, service marks, or logos, shall be subject to prior written approval of Vendor. Promotions under this Agreement relating to GI and its services, which include, but are not limited to, the use of GI's trademarks, service marks, or logos, shall be made only upon written approval of GI.

7.   SUBSCRIBER LISTING
     ------------------

     Vendor agrees that any GS listing which may be provided to Vendor, at GI's discretion and upon the payment of its prevailing rates, is proprietary to and is the trade secret of GI, and Vendor shall treat such listing as confidential. Any such listing is deemed to be confidential information subject to the provisions of Article 14. Vendor shall permit only those of its officers, directors, agents and employees with a need to know to have access to the listing in the performance of their duties under this Agreement, and to take all reasonable measures necessary to ensure that its officers, directors, agents and employees are informed of and comply with these confidentiality requirements.

8.   ENHANCEMENTS OR MODIFICATIONS OF GALILEO SERVICES OR FUNCTIONS
     --------------------------------------------------------------

     A. GI retains the right to enhance or modify Galileo Services at GI's discretion during the term of this Agreement. Any enhancement or modification of Galileo Services may be offered by GI to Vendor at any time after acceptance of this Agreement. Any such enhancement or modification may be provided at

          GI's sole discretion as available, pursuant to a written supplement to this Agreement and subject to charges, terms and conditions mutually acceptable to GI and Vendor.

     B. At any time during the term of this Agreement, GI may at its discretion offer to Vendor computerized functions in addition to Galileo Services. Any such additional function may be provided at GI's sole discretion as available, pursuant to a written Agreement and subject to charges, terms and conditions mutually acceptable to GI and Vendor.

9.   TAXES AND FEES
     --------------

     A. In addition to any other charges or sums payable to GI under this Agreement, Vendor shall pay when due, or, at GI's election, reimburse and indemnify and hold GI and its owners harmless from and against, all sales, use, excise, franchise, withholding, real property, and other taxes and any and all domestic and foreign duties or import, export or license fees, howsoever designated (together with any related interest or penalties not arising from fault on the part of
          GI), now or hereafter imposed by any local or foreign taxing authority, or governmental agency or other similar bodies arising out of or in connection with this Agreement. Vendor shall reimburse GI for all such taxes, fees and charges within thirty (30) days of receipt of GI's invoice therefor. Notwithstanding the foregoing Vendor shall not be responsible for any taxes payable or based on GI's net income.

     B. Notwithstanding Article 9.A above, unless otherwise agreed in writing in advance by the parties hereto, GI shall be responsible for the filing of all personal property tax returns and shall pay all taxes indicated thereon. Vendor shall reimburse GI for all such taxes, fees and charges within thirty (30) days of receipt of GI's invoice therefor.

     C. Upon the request of GI, Vendor shall provide reasonable assistance to GI in the filing of any documents or the making of any statement in connection with the recovery of any taxes referred to in this Article.

     D. Vendor shall reimburse GI upon demand for all expenses (including without limitation all costs, expenses, losses, legal and accountant's fees and disbursements, penalties and interest) incurred by GI in making payment, protesting payment or endeavoring to obtain refund of any such taxes, fees or other charges.

10.  TITLE
     -----

     A. Title and full and complete ownership rights to all GI-owned or developed software contained in Galileo Services used in the performance of this Agreement shall remain with GI. Vendor understands and agrees that such software constitutes trade secrets and GI's proprietary information whether any portion thereof is or may be validly copyrighted or patented. In addition, any data processing documentation, supplied to Vendor in any form by GI, with respect to the operation of Galileo Services, and any and all copies thereof, are for the exclusive use of Vendor and shall not be disclosed or made available to any other person, firm, corporation or governmental entity in any form or manner whatsoever, except as provided in Article
          14. Vendor expressly acknowledges and agrees that, notwithstanding anything to the contrary herein, all passenger name record ("PNR"), passenger information, and other data and information entered into Galileo Services is owned by GI and GI has sole discretion concerning such information.

     B. Title and full and complete ownership rights to all Vendor-owned information provided to GI by Vendor hereunder shall remain with Vendor. Such information may be disclosed or made available to GSs, other travel agents and the general public solely to facilitate the display of Vendor's services as provided hereunder, and may not be disclosed or made available, any other form or manner whatsoever, to any other person, firm, corporation or governmental agency.

11.  NON-EXCLUSIVITY
     ---------------

     Vendor and GI understand and agree that this is a non-exclusive Agreement and that similar agreements may be entered into by either party with any other person or entity.

12.  ASSIGNMENT
     ----------

     Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, GI may assign this Agreement without Vendor's consent to a corporate affiliate or successor of it. Any violation of this provision shall be cause for immediate termination of this Agreement or, at the option of the non- assigning party, the non-assigning party may declare the assignment of any of the rights or obligations under the Agreement null and void ab initio.
                                                   ---------
13.  CHANGE IN OWNERSHIP
     -------------------

     GI may terminate this Agreement immediately, without liability, upon written notice, if, after the date of this Agreement any third party acquires control of or a controlling interest in Vendor.

14.  CONFIDENTIALITY
     ---------------

     A. Except in any proceeding to enforce any of the provisions of this Agreement, neither party (the "User") shall, without the prior written consent of the other party (the "Owner"), publicize or disclose to any third party, either directly or indirectly: (1) this Agreement or any of the terms or conditions of this Agreement; or (ii) any confidential or proprietary information or data, either oral or written, received from and designated as such by the Owner (hereinafter collectively "Confidential Information").

     B. If either party is served with a subpoena or other legal process requiring the production or disclosure of any Confidential Information, then that party, before complying, shall immediately notify the Owner and shall use its best efforts to permit the Owner a reasonable period of time to intervene and contest disclosure or production.

     C. If the user breaches this Article 14, then the Owner may terminate this Agreement immediately, upon written notice to the User.

     D. Upon termination of this Agreement, each party must return any and all Confidential Information received from the other party. The provisions of this Article shall continue in force in accordance with their terms, notwithstanding the termination of this Agreement for any reason.

15.  FORCE MAJEURE
     -------------

     Except for any payment obligations, neither party shall be deemed to be in default or liable for any delays in the event and to the extent that performance thereof is delayed or prevented by acts of God, public enemy, war, civil disorder, fire, flood, explosion, riot, labor disputes, work stoppage or strike, unavailability of equipment, any act or order or any governmental authority, or any other cause, whether similar or dissimilar, beyond its control.

16.  INDEPENDENT CONTRACTORS
     -----------------------

     This Agreement is not intended to and shall not be construed to create or establish any agency, partnership or joint venture relationship between the parties hereto.

17.  TERMINATION FOR CAUSE
     ---------------------

     A. If either party (the "Defaulting Party") becomes insolvent, if the other party (the "Insecure Party") has evidence that the Defaulting Party is not paying its bills when due without just cause; if the Defaulting Party takes any step leading to its cessation as a going concern, or if the Defaulting Party either causes or suspends operations for reasons other than a strike, then the Insecure Party may immediately terminate this Agreement on notice to the Defaulting Party unless the Defaulting Party immediately gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit -- issued by a U.S. bank acceptable to the Insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement -- that may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner.

     B. If bankruptcy proceedings are commenced with respect to either party (the "Bankrupt") and if this Agreement has not otherwise terminated, then the other party (the "Other Party") may suspend all further performance of this Agreement until the Bankrupt assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Other Party pending the Bankrupt's assumption or rejection shall not be a breach of this Agreement and shall not affect the Other Party's right to pursue or enforce any of its rights under this Agreement or otherwise.

     C. If either party (the "Defaulting Party") fails to observe or perform any of its obligations under this Agreement, and such failure continues for a period of thirty (30) days after written notice to the Defaulting Party by the other party thereof (except in the case of any payments due, where the period to cure such nonpayment shall be five
          (5) days after notice), then, without prejudice to any other rights or remedies the other party may have, this Agreement shall terminate without further notice as of the expiration date of such notice period. Notwithstanding anything to the contrary herein, in the event Vendor is the Defaulting Party, then GI may, at its sole option and without prejudice to any other of its rights or remedies, reduce or restrict provision of services provided under the Agreement without termination of the Agreement.

18.  NON-WAIVER, POST-TERMINATION RIGHTS
     -----------------------------------

     The right of either party to require strict performance and observance of any obligations under this Agreement shall not be affected in any way by any previous waiver, forbearance or course of dealing. Exercise by either party of its right to under this Agreement shall not affect or impair its right to bring suit for any default or breach of this Agreement. All obligations of each party that have accrued before termination or that are of a continuing nature shall survive termination.

19.  INVALIDITY, SEVERABILITY
     ------------------------

     In the event that any material provision in this Agreement is or is about to be prohibited or declared unenforceable in any jurisdiction, or becomes impractical or uneconomical to perform as a result of any impending or actual change in any applicable law, GI shall, at its option, have the right to terminate this Agreement, or to amend, supersede, or delete the prohibited, unenforceable, impracticable or uneconomical provision or provisions, upon written notice to Vendor. If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

20.  INDEMNIFICATION
     ---------------

     A. Vendor shall indemnify and hold harmless GI, its owners, officers, directors, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by GI from any claims by third parties arising out of or in connection with Vendor's failure of performance of its obligations under this Agreement.

     B. To the extent of its obligations under Article 21, GI shall indemnify and hold harmless Vendor, its officers, directors, employees and agents from and against any and all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by Vendor from any claims by third parties arising out of or in connection with GI's failure of performance of its obligations under this Agreement.

     C. Vendor shall indemnify and hold harmless GI, its owners, officers, directors, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by GI from any claims by third parties arising out of or in connection with Galileo Subscribers' acts or omissions in selling the services or products of Vendor or any Third Party Vendor or TravelFile Subscriber.

     D. Each party shall indemnify and hold harmless the other party, its officers, directors, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by the other party from claims by third parties arising out of or in connection with the indemnifying party's products or services supplied in connection with this Agreement.

     E. If, pursuant to this Agreement, either party (the "Provider") provides computer services to the other party (the "User") or permits the User to use its logo, service marks, or trademarks, then the Provider shall indemnify and hold harmless the User from all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by the User arising out of or in connection with any claim that the use of the Provider's computer services, logo, service marks, or trademarks infringes any existing patent, copyright, trademark, or property right.

21.  REPRESENTATIONS AND WARRANTY
     ----------------------------

     A.   GI REPRESENTS AND WARRANTS THAT:

          (i) IT IS THE OWNER OR LICENSEE OF THE SOFTWARE USED IN GALILEO SERVICES; AND

          (ii) IT HAS THE RIGHT TO PROVIDE GALILEO SERVICES TO VENDOR.

     B. VENDOR'S REMEDIES FOR BREACH OF THE WARRANTIES SET FORTH IN PARAGRAPH 21.A OF THIS AGREEMENT SHALL BE SOLELY LIMITED TO REPLACEMENT OF THE SOFTWARE CAUSING THE BREACH OF WARRANTY.

     C.   EACH PARTY HERETO REPRESENTS THAT:

          (i) THE INDIVIDUAL SIGNING THIS AGREEMENT OR ANY AMENDMENT TO THIS AGREEMENT, ON BEHALF OF VENDOR OR GI, AS THE CASE MAY BE, IS, OR AT THE MATERIAL TIME SHALL BE, DULY AUTHORIZED TO EXECUTE THIS AGREEMENT OR AMENDMENT ON BEHALF OF VENDOR OR GI, AS THE CASE MAY BE, AND HAS FULL POWER AND AUTHORITY TO BIND VENDOR OR GI, AS THE CASE MAY BE, TO THE TERMS AND CONDITIONS HEREOF; AND

          (ii) THIS AGREEMENT CONSTITUTES A LEGAL, VALID, AND BINDING AGREEMENT OF VENDOR OR GI, AS THE CASE MAY BE, ENFORCEABLE IN ACCORDANCE WITH ITS TERMS.

     D.   THE WARRANTIES AND REMEDIES SET FORTH IN ARTICLES 21.A  AND  21.B  ARE
          ----------------------------------------------------------------------
          EXCLUSIVE AND GI MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED,
          -------------------------------------------------------------
          INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY
          ----------------------------------------------------------------------
          OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO GALILEO SERVICES
          ---------------------------------------------------------------------
          OR SOFTWARE.
          ------------

     E. EXCEPT FOR THE INDEMNIFICATION SET FORTH IN ARTICLE 20.B COVERING A BREACH OF THE EXCLUSIVE WARRANTIES SPECIFIED HEREIN, EXCEPT FOR A BREACH OF THE EXCLUSIVE WARRANTIES SPECIFIED IN ARTICLE 21.A AND EXCEPT FOR THE RIGHT TO RECEIVE THE EXCLUSIVE REMEDY SPECIFIED IN
          ARTICLE 21.B, VENDOR HEREBY WAIVES AND RELEASES GI FROM ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES AND ALL RIGHTS, CLAIMS AND REMEDIES IT MAY HAVE AGAINST GI, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE DUE TO ANY DEFECTS, ERRORS, MALFUNCTIONS OR INTERRUPTIONS OF SERVICE TO GALILEO SERVICES OR THE SOFTWARE, INCLUDING ANY LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY

          IN TORT OR FOR LOSS OF REVENUE OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

     F. EACH PARTY ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT DOES NOT DO SO ON THE BASIS OF, AND DOES NOT RELY ON, ANY REPRESENTATION, WARRANTY OR OTHER PROVISION EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

22.  EXPENSES
     --------

     In the event of a breach of this Agreement, the prevailing party in any action to enforce the terms of this Agreement shall be entitled to reimbursement of its reasonable expenses in such enforcement, including reasonable attorney's fees.

23.  GOVERNING LAW
     -------------

     This Agreement and all disputes arising under or in connection with this Agreement, including actions in tort, shall be governed by the internal laws of the State of Illinois without regard to its conflicts of laws principles. All actions brought to enforce or arising out of this Agreement shall be brought in federal or state courts located with the County of Cook, State of Illinois, Vendor hereby consenting to personal jurisdiction and venue therein. GI shall be entitled to take such steps as it may consider necessary or desirable in order to enforce any judgment or order against Vendor with respect to this Agreement in any jurisdiction where Vendor trades or has assets.

24.  NOTICES
     -------

     All notices, requests, demands or other communications given or required hereunder shall be in writing in the English language and shall be sent by first class mail, registered or certified mail, postage prepaid, or by overnight or express mail, facsimile or telex to the relevant party at its address as set forth below or to such other address as such party shall designate in writing for that purpose.

     If to GI:                               If to Vendor:

              Galileo International                    Orbit Network
              9700 West Higgins Road                   10 Commercial Boulevard
              Rosemont, Illinois 60018                 Novato, California  94949
              Attn:  LEGAL - Contract Notices          Attn:  Legal Department

     Notice sent via electronic means shall be effective immediately if sent on a business day prior to 5:00 p.m. local time of the recipient. All other notices shall be effective the first business day after transmission.

25.  NON-ENGLISH VERSIONS
     --------------------

     If any non-English versions of this Agreement are created, then in the event of a conflict between this English version and any non-English version, this English version shall prevail.

26.  ENTIRE AGREEMENT
     ----------------

     A. This Agreement, including Attachment A, constitutes the entire agreement and understanding of the parties on the subject matter hereof, and, as of the effective date, supersedes Covia Agreement No. 19488 and all other prior agreements, whether written or oral, between the parties concerning the subject matter hereof, excluding amounts due GI or any of its predecessors that may have accrued under a prior agreement between the parties. Any such prior amounts shall be deemed an obligation of this Agreement for which all provisions herein shall apply.

     B. This Agreement may be modified only by further written agreement signed by all of the parties to this Agreement, except as otherwise expressly provided herein.

IN WITNESS WHEREOF, Vendor and GI have executed this Agreement as of the day and year first above written.

ORBIT NETWORK, INC.                    GALILEO INTERNATIONAL, L.L.C.

By /s/ F. William Guerin               By /s/ Joan E. Dienst
  --------------------------------       -------------------------------------
Name   F. William Guerin               Name   Joan E. Dienst
    ------------------------------         -----------------------------------
Title        President                 Title  Vice President, Sales & Marketing
     -----------------------------          ----------------------------------
Date                                   Date   November 24, 1998
    ------------------------------         -----------------------------------

ATTACHMENT A                                          Galileo Contract No. 34209
------------                                                               -----

1. Vendor agrees to pay GI a monthly fee of $7,500.00 USD for the provision of TravelFile to Galileo Subscribers using the Apollo system.

2. Vendor agrees to pay GI the applicable fees, as set forth in Table I below, for Third Party Products made available to GSs through the Direct Link. Such Third Party Products will be permitted only with written approval by GI and may require an additional fee to be paid to GI by Vendor or said Third Party Vendor, as indicated below.

                                    Table I
                                    -------

                                                Subject to Separate  Booking
Third Party Vendor   Product to be Distributed   Agreement with GI   Allowed   Fee
------------------   -------------------------   -----------------   -------   ---
Solarnet             Datebase of Tours                   No             No     $500.00 USD Per
                                                                               month

Eurostar             Eurostar Passenger                  No             Yes    $1.00 USD Per
                     Service reservations                                      Net Passenger
                                                                               Segment*

* For a period of twelve (12) months after the effective date of this Agreement, GI will provide the first 2,500 Eurostar Net Passenger Segments booked each month at no charge to Vendor. Each Net Passenger Segment booked exceeding 2,500 per month will be charged at the rate of $1.00 USD per Net Passenger Segment. This introductory offer only applies to Eurostar.

Vendor shall provide GI with a monthly report detailing the number of Net Passenger Segments (passengers x rail segments) transacted through Galileo Services via the Direct Link. Such report shall include for each booking: agency pseudo city code, country of booking agency, date of booking, content of each name field, and the number of rail segments. GI shall have the right to audit Vendor's records pertaining to such bookings. Vendor agrees to submit its monthly report within thirty (30) days after the end of each month to:

                      GALILEO INTERNATIONAL
                      9700 WEST HIGGINS ROAD
                      ROSEMONT, ILLINOIS  60018 U.S.A.
                      ATTN:  TRAVEL DIRECTOR MANAGER, Duane Graf

GI reserves the right to examine Vendor's books at reasonable times and upon reasonable notice to the extent necessary to verify the data specified above or to the extent necessary to supplement incomplete or missing data required under this Agreement. If GI discovers any discrepancies in Vendor's data, GI reserves the right to request that Vendor makes appropriate adjustments in any payments based upon such audit.